                                                             Exhibit 23(h)(i)


                             SUB-ADMINISTRATION AGREEMENT


          Agreement dated as of July 8, 1999 among RWB Advisory Services, Inc. (the "Company"), SA Funds - Investment Trust (the "Trust") and State Street Bank and Trust Company, a Massachusetts trust company (the "Bank").

          WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, the Company Acts as administrator to the Trust;

          WHEREAS, the Company and the Trust desire to retain the Bank to furnish certain administrative services to the Trust, and the Bank is willing to furnish such services, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.   APPOINTMENT OF BANK

          The Company and the Trust hereby appoint the Bank to act as sub-administrator with respect to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services stated herein.

          The Trust will initially consist of the portfolio(s) and/or class(es) of shares (each an "Investment Fund") listed in Schedule A to this Agreement.
In the event that the Trust establishes one or more additional Investment Funds with respect to which the Company and the Trust wishes to retain the Bank to act as administrator hereunder, the Company and the Trust shall notify the Bank in writing. Upon written acceptance by the Bank, such Investment Fund shall become subject to the provisions of this Agreement to the same extent as the existing Investment Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trust and its Investment Funds) may be modified with respect to each additional Investment Fund in writing by the Company, the Trust and the Bank at the time of the addition of the Investment Fund.

2.   DELIVERY OF DOCUMENTS

          The Trust will promptly deliver to the Bank copies of each of the following documents and all future amendments and supplements, if any:

          a.   The Trust's Declaration of Trust;

          b. The Trust's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Trust's Prospectus(es) and Statement(s) of Additional Information relating to all

               Investment Funds and all amendments and supplements thereto as in effect from time to time;

          c. Certified copies of the resolutions of the Board of Trustees of the Trust (the "Board") authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to (a) give instructions to the Bank pursuant to this Agreement and (b) sign checks and pay expenses;

          d. A copy of the investment advisory agreement between the Trust and its investment adviser, including any sub-advisory agreement between the Trust and its investment sub-adviser, if any; and

          e. Such other certificates, documents or opinions which the Bank may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.   REPRESENTATIONS AND WARRANTIES OF THE BANK

          The Bank represents and warrants to the Trust that:

          a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

          b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

          c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

          d. No legal or administrative proceedings have been instituted or threatened which would impair the Bank's ability to perform its duties and obligations under this Agreement; and

          e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Bank or any law or regulation applicable to it.

4.   REPRESENTATIONS AND WARRANTIES OF THE TRUST

          The Trust represents and warrants to the Bank that:

          a. It is a business trust, duly organized, existing and in good standing under the laws of the State of Delaware;

          b. It has the corporate power and authority under applicable laws and by its Declaration of Trust and by-laws to enter into and perform this Agreement;

          c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

          d.   It is an investment company properly registered under the 1940
               Act;

          e. A registration statement under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants to the Bank that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

          f. No legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

          g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

          h. As of the close of business on the date of this Agreement, the Trust is authorized to issue shares of beneficial interest, and it will initially offer shares, in the authorized amounts as set forth in Schedule A to this Agreement.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Bank that:

          a. It is a corporation, duly organized, existing and in good standing under the laws of Delaware;

          b. It has the power and authority under Delaware law and by its charter and by-laws to enter into and perform this Agreement;

          c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

          d. No legal or administrative proceedings have been instituted or threatened which would impair the Company's ability to perform its duties and obligations under this Agreement; and

          e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Company or any law or regulation applicable to it.

6.   ADMINISTRATION SERVICES

          The Bank shall provide the following services, in each case, subject to the control, supervision and direction of the Trust and the Company and the review and comment by the Trust's and the Company's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Trust, the Company and the Bank:

          a. Oversee the determination and publication of the Trust's net asset value in accordance with the Trust's policy as adopted from time to time by the Board;

          b. Oversee the maintenance by the Trust's custodian of certain books and records of the Trust as required under Rule 31a-1(b) of the 1940 Act;

          c. Prepare the Trust's federal, state and local income tax returns for review by the Trust's independent accountants and filing by the Trust's treasurer;

          d. Review calculation, submit for approval by officers of the Trust and arrange for payment of the Trust's expenses;

          e. Prepare for review and approval by officers of the Trust financial information for the Trust's semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Trust shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

          f. Prepare for review by an officer of and legal counsel for the Trust the Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon;

          g. Prepare reports relating to the business and affairs of the Trust as may be mutually agreed upon and not otherwise prepared by the Trust's investment adviser, custodian, legal counsel or independent accountants;

          h. Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

          i. Make such reports and recommendations to the Board concerning the performance and fees of the Trust's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Board may reasonably request or deems appropriate;

          j. Oversee and review calculations of fees paid to the Trust's investment adviser, custodian and Transfer Agent;

          k. Consult with the Trust's officers, independent accountants, legal counsel, custodian and Transfer Agent in establishing the accounting policies of the Trust;

          l. Respond to, or refer to the Trust's officers or Transfer Agent, shareholder inquiries relating to the Trust;

          m. Provide periodic testing of portfolios to assist the Trust's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Trust prospectus limitations as may be mutually agreed upon;

          n.   Review and provide assistance on shareholder communications;

          o.   Maintain general calendar for the Trust;

          p. Maintain copies of the Trust's charter and by-laws and copies of minutes of meetings of the Board of Trustees of the Trust and meeting of shareholders of the Trust;

          q. File annual and semi-annual shareholder reports with the appropriate regulatory agencies; review text of "President's letters" to shareholders and "Management's Discussion of Trust Performance" (which shall also be subject to review by the Trust's legal counsel);

          r.   Organize, attend and prepare minutes of shareholder meetings;

          s. Provide consultation on regulatory matters relating to portfolio management, Trust operations and any potential changes in the Trust's investment policies, operations or structure; act as liaison to legal counsel to the Trust and, where applicable, to legal counsel to the Trust's independent Board members;

          t. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Trust, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

          u. Develop or assist in developing guidelines and procedures to improve overall compliance by the Trust and its various agents;

          v. Counsel and assist the Trust in the handling of routine regulatory examinations and work closely with the Trust's legal counsel in response to any non-routine regulatory matters;

          Subject to review and comment by the Trust's legal counsel:

          w. Prepare and file with the SEC amendments to the Trust's registration statement, including updating the Prospectus and Statement of Additional Information, where applicable;

          x. Prepare and file with the SEC proxy statements; provide consultation on proxy solicitation matters;

          y. Prepare agenda and background materials for Board meetings, make presentations where appropriate, prepare minutes and follow-up on matters raised at Board meetings; and

          z.   Prepare and file with the SEC Rule 24f-2 notices.

          aa. Perform Blue Sky services pursuant to the specific instructions of the Trust and as detailed in Schedule B to this Agreement.

The Bank shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

7.   FEES; EXPENSES; EXPENSE REIMBURSEMENT

          The Bank shall receive from the Company such compensation for the Bank's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. The Trust shall pay to the Bank any and all compensation and reimbursement of expense that are not paid to the Bank by the Company. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Company shall reimburse the Bank for its out-of-pocket costs incurred in connection with this Agreement.

          The Company agrees promptly to reimburse the Bank for any equipment and supplies specially ordered by or for the Trust, or the Company, through the Bank and for any other expenses not contemplated by this Agreement that the Bank may incur on the Trust's or Company's behalf, at the Trust's or the Company's request or with the Trust's or the Company's consent.

          The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Bank. Expenses to be borne by the Trust, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Bank under this Agreement); cost of any services contracted for by the Trust directly from parties other than the Bank; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, filing (edgarization), printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Trust; costs incidental to the preparation (other than pursuant to Section 6W. of this Agreement), filing (edgarization), printing and distribution of the Trust's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Trust's tax returns and Form N-SAR (other than pursuant to Section 6f. of this Agreement), and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Trust's net asset value.

     The Bank is authorized to and may employ or associate with such person or persons as the Bank may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Bank and that the Bank shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

8.   INSTRUCTIONS AND ADVICE

          At any time, the Bank may apply to any officer of the Trust for instructions and may consult with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust, with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement. The Bank shall not be liable, and shall be indemnified by the Trust, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon the Bank any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

9.   LIMITATION OF LIABILITY AND INDEMNIFICATION

          The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Bank shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence or willful misconduct of the Bank, its officers or employees. The Bank shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, the Bank's liability under this Agreement shall be limited to its total annual compensation earned and fees paid hereunder during the preceding twelve months for any liability or loss suffered by the Trust including, but not limited to, any liability relating to qualification of the Trust as a regulated investment company or any liability relating to the Trust's compliance with any federal or state tax or securities statute, regulation or ruling.

          The Bank shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

          The Company and the Trust shall indemnify and hold the Bank harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Bank resulting from any claim, demand, action or suit in connection with the Bank's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Company and the Trust, provided that this indemnification shall not apply to actions or omissions of the Bank, its officers or employees in cases of its or their own gross negligence or willful misconduct.

          The indemnification contained herein shall survive the termination of this Agreement.

10.  CONFIDENTIALITY

          The Bank agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Trust or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Trust.

11.  COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

          The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

          In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Bank agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Bank further agrees that all records which it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

12.  SERVICES NOT EXCLUSIVE

          The services of the Bank to the Trust are not to be deemed exclusive, and the Bank shall be free to render similar services to others. The Bank shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

13.  TERM, TERMINATION AND AMENDMENT

          This Agreement shall become effective on the date of its execution and shall remain in full force and effect from the effective date for an initial term of three years from the effective date and shall automatically continue in full force and effect after such initial term unless either party terminates this Agreement by written notice to the other party at least sixty (60) days prior to the expiration of the initial term. Either party may terminate this Agreement at any time after the initial term upon at least sixty (60) days' prior written notice to the other party. Termination of this Agreement with respect to any given Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund. Upon termination of this Agreement, the Company shall pay to the Bank such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. Should this Agreement be terminated by the Company or the Trust prior to the end of the initial three year term, the Company shall pay to the Bank any fees which the Bank may have waived during the initial three year term. The Trust shall pay to the Bank any and all compensation and reimbursement of expense that are not paid to the Bank by the Company. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

14.  NOTICES

          Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): If to the
Company: RWB Advisory Services, Inc., 1190 Saratoga Avenue, Suite 200, San Jose, CA 95129, Attn: Alex Potts, (408)247-1108 if to the Trust: SA Funds - Investment Trust, 1190 Saratoga Avenue, Suite 200, San Jose, CA 95129, Attn: Alex Potts, fax (408) 247-1108; if to the Bank: State Street Bank and Trust Company, 2 Avenue de Lafayette, Boston, Massachusetts 02111-1724, Attn: Fund Administration Legal Department, fax: (617)662-3805.

15.  NON-ASSIGNABILITY

          This Agreement shall not be assigned by any party hereto without the prior consent in writing of the other two parties, except that the Bank may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Bank.

16.  SUCCESSORS

          This Agreement shall be binding on and shall inure to the benefit of the Trust the Company and the Bank and their respective successors and permitted assigns.

17.  ENTIRE AGREEMENT

          This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

18.  WAIVER

          The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.


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


19.  YEAR 2000

          State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same-century and multi-century formulas and date values, and interface values that reflect the date issues arising between now and the next one hundred years.

          If any changes are required, State Street will make the changes to its products at no cost to Customer, and in a commercially reasonable time frame and will require third-party suppliers to do likewise.

20.  SEVERABILITY

          If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

21.  GOVERNING LAW

          This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

22.  REPRODUCTION OF DOCUMENTS

          This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

               SA FUNDS-INVESTMENT TRUST

               By:     /s/ John J. Bowen, Jr.
                       --------------------------------

               Name:   John J. Bowen, Jr.
                       --------------------------------

               Title:  President and Chief Executive Officer
                       --------------------------------


               RWB ADVISORY SERVICES, INC.

               By:     /s/ John J. Bowen, Jr.
                       --------------------------------

               Name:   John J. Bowen, Jr.
                       --------------------------------

               Title:  President and Chief Executive Officer
                       --------------------------------


               STATE STREET BANK AND TRUST COMPANY

               By:     /s/ Kathleen C. Cuocolo
                       --------------------------------

               Name:     Kathleen C. Cuocolo
                       --------------------------------

               Title:    Senior Vice President
                       --------------------------------


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


ADMINISTRATION AGREEMENT
SA FUNDS



                                      SCHEDULE A
                  LISTING OF INVESTMENT FUNDS AND AUTHORIZED SHARES



          Investment Fund                              Authorized Shares


          SA Fixed Income Fund                             Unlimited
          SA U.S. Market Fund                              Unlimited
          SA U.S. HBtM Fund                                Unlimited
          SA U.S. Small Fund                               Unlimited
          SA International HBtM Fund                       Unlimited
          SA International Small Fund                      Unlimited

ADMINISTRATION AGREEMENT
SA FUNDS


                                     SCHEDULE B
                                  NOTICE FILING WITH
                                STATE SECURITIES BANKS


AT THE SPECIFIC DIRECTION OF THE TRUST, THE BANK WILL PREPARE REQUIRED DOCUMENTATION AND MAKE NOTICE FILINGS IN ACCORDANCE WITH THE SECURITIES LAWS OF EACH JURISDICTION IN WHICH TRUST SHARES ARE TO BE OFFERED OR SOLD PURSUANT TO INSTRUCTIONS GIVEN TO THE BANK BY THE TRUST.

THE TRUST SHALL BE SOLELY RESPONSIBLE FOR THE DETERMINATION (i) OF THOSE JURISDICTIONS IN WHICH NOTICE FILINGS ARE TO BE SUBMITTED AND (ii) THE NUMBER OF TRUST SHARES TO BE PERMITTED TO BE SOLD IN EACH SUCH JURISDICTION. IN THE EVENT THAT THE BANK BECOMES AWARE OF (a) THE SALE OF TRUST SHARES IN A JURISDICTION IN WHICH NO NOTICE FILING HAS BEEN MADE OR (b) THE SALE OF TRUST SHARES IN EXCESS OF THE NUMBER OF TRUST SHARES PERMITTED TO BE SOLD IN SUCH JURISDICTION, THE BANK SHALL REPORT SUCH INFORMATION TO THE TRUST, AND IT SHALL BE THE TRUST'S RESPONSIBILITY TO DETERMINE APPROPRIATE CORRECTIVE ACTION AND INSTRUCT THE BANK WITH RESPECT THERETO.

The Blue Sky services shall consist of the following:

     1.   Filing of Trust's Initial Notice Filings, as directed by the Trust;

     2.   Filing of Trust's renewals and amendments as required;

     3. Filing of amendments to the Trust's registration statement where required;

     4.   Filing Trust sales reports where required;

     5.   Payment at the expense of the Trust of all Trust Notice Filing fees;

     6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;

     7.   Filing of annual reports and proxy statements where required; and

     8. The performance of such additional services as the Bank and the Trust may agree upon in writing.

Unless otherwise specified in writing by the Bank, Blue Sky services by the Bank shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Trust or its legal counsel. In connection with the services described herein, the Trust shall issue in favor of the Bank a power of attorney to submit Notice Filings on behalf of the Trust, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                      EXHIBIT I

                              LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, as of _________________, 1998 that SA Funds - Investment Trust with principal offices at 1190 Saratoga Avenue, Suite 200, San Jose, CA 95129 (the "Trust") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Bank") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF TRUST SHARES. The power to register shares of the Trust in each jurisdiction in which Trust shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Trust applications, including without limitation, applications to register shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Bank in connection with the registration of Trust shares.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Bank at the Bank shall have authority to act on behalf of the Trust with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Bank of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Bank as or otherwise authorize the Bank to act as an officer, director or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

SA FUNDS - Investment Trust

By:/s/ John J. Bowen, Jr.
   ---------------------------

Name: John J. Bowen, Jr.
     -------------------------

Title: President
      ------------------------


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